Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of September 28, 2026 (this “Agreement”, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time), is entered into by and among Julong Holding Limited, a Cayman Islands exempted company with limited liability (the “Company”), and the certain investors listed on the schedule attached hereto as Exhibit B (each an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation D (“Regulation D”) under the Securities Act (or a successor rule) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

WHEREAS, the Company desires to issue and sell to the Investors, and the Investors, desire to purchase from the Company, severally and not jointly, upon the terms and conditions stated in this Agreement, (i) an aggregate of 750,000 Class A ordinary shares (“Class A Ordinary Shares”), par value $0.0001 per share, of the Company (the “Initial Shares”) and (ii) 2,250,000 pre-funded warrants to purchase up to an aggregate of 2,250,000 Class A Ordinary Shares, at an exercise price equal to US$0.001 per share, on the form attached hereto as Exhibit C (the “Pre-Funded Warrants,” and together with the Initial Shares, the “Securities”), as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, SCHEDULES

The foregoing recitals are true and correct and, together with the Exhibits referred to hereafter, are incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

2.2	“Agreement” shall have the meaning ascribed to such term in the Preamble.

2.3	“Assets” means all of the properties and assets of the Company and its Subsidiaries (as defined below), whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.4	“Board of Directors” means the board of directors of the Company.

2.5	“Claims” means any Proceedings, Judgments, Obligations, known threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.6	“Class A Ordinary Shares” has the meaning as set forth in the recitals.

2.7	“Class B Ordinary Shares” means the Company’s Class B ordinary shares, par value $0.0001 per share.

2.8	“Closing” has the meaning set forth in Section 4.2.

2.9	“Closing Date” has the meaning set forth in Section 4.2.

2.10	“Company” shall have the meaning ascribed to such term in the Preamble.

2.11	“Contract” means any written contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.12	“Effective Date” means the date of this Agreement.

2.13	“Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.14	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.15	“Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.16	“Investor” shall have the meaning ascribed to such term in the Preamble.

2.17	“Judgment” means any final order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.18	“Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority material to the Company.

2.19	“Material Adverse Change” shall have the meaning ascribed to such term in Section 6.12.

2.20	“Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.21	“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares.

2.22	“Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.23	“Pre-Funded Warrants” has the meaning as set forth in the recitals.

2.24	“Pre-Funded Warrant Shares” means the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants.

2.25	“Principal Trading Market” shall mean The Nasdaq Stock Market LLC or such other stock exchange (or any successor body) where the Class A Ordinary Shares are traded.

2.26	“Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.27	“SEC” means the United States Securities and Exchange Commission.

2.28	“SEC Documents” means all reports, schedules, forms, statements and other documents filed under the Securities Act and the Exchange Act by the Company with the SEC to the date hereof, or amended after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein.

2.29	“Securities” has the meaning as set forth in the recitals.

2.30	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.31	“Initial Shars” has the meaning as set forth in the recitals.

2.32	“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for the Initial Shares and Pre-Funded Warrants purchased hereunder at the Closing, as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, exclusive of an Investor’s aggregate exercise price of the Pre-Funded Warrants, which amounts shall be paid as and when such Pre-Funded Warrants are exercised for cash.

2.33	“Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.34	“Transfer Agent” means Transhare Corporation.

2.35	“Transaction Documents” means this Agreement, and other documents related this transaction.

2.36	“U.S. GAAP” means United States generally accepted accounting principles.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” refer to the Exhibits annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes,” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE

4.1 Sale and Issuance of Securities. Subject to the terms and conditions of this Agreement, the Investors, severally and not jointly, agree to purchase, and the Company agrees to sell and issue to the Investors, an aggregate of $897,750.00 of Initial Shares and Pre-Funded Warrants, as set forth in Exhibit B to this Agreement.

4.2 Closing Date. The purchase, sale, and issuance of the Securities (the “Closing”) shall be held remotely via electronic exchange of documents and take place at 10:00 a.m., New York time, on September 29, 2026, or a Business Day within five (5) days of the date hereof at such location as otherwise may be agreed to by the parties (including via exchange of electronic signatures) on which the conditions to the Closing set forth below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Investor) (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday, a legal holiday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay-at-home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

4.3 Form of Payment; Delivery. Payments for the Subscription Amount will be made by each Investor by wire into the bank account designated by the Company and the Company shall issue the Securities to each Investor.

4.4 Deliveries.

(a) On or prior to the Closing Date, subject to the conditions precedent in Article VIII, the Company shall deliver or cause to be delivered to each Investor the following:

(i) this Agreement duly executed by the Company;

(ii) Pre-Funded Warrants in the name of such Investors to purchase up to a number of Class A Ordinary Shares as set forth in Exhibit B with respect to each Investor;

(iii) the Company’s wire instructions, on Company letterhead and executed by the Company’s Chief Executive Officer; and

(iv) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate (or book-entry statement) evidencing a number of Initial Shares as set forth in Exhibit B with respect to each Investor, registered in the name of such Investor, or, at the election of such Investor, evidence of the issuance of such Investor’s Initial Shares hereunder as held in DRS book-entry form by the Transfer Agent and registered in the name of such Investor, which evidence shall be reasonably satisfactory to such Investor;

(b) On or prior to the Closing Date, subject to the conditions precedent in Article IX, each Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Investor; and

(ii) such Investor’s Subscription Amount by wire transfer to the account specified in writing by the Company.

ARTICLE V
INVESTOR’S REPRESENTATIONS AND WARRANTIES

Each Investor represents and warrants to the Company, that the statements contained in this Article V are true and correct as of the date hereof and the Closing Date:

5.1 Investment Purpose. Each Investor is acquiring the Securities for its own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice; provided, however, that by making the representations herein, each Investor reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

5.2 Investment Representations and Warranties. Each Investor was offered the Securities hereby represents and warrants that it, as of the date of this Agreement, was and is an “accredited investor” within the meaning of Regulation D, 501(a) promulgated by the Commission under the Securities Act and has truthfully and accurately completed the Accredited Investor Certification attached as Exhibit A to this Agreement, as appropriate, and will submit to the Company such further assurances of such status as may be reasonably requested by the Company.

5.3 Securities Not Registered; Legends. Each Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Each Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Each Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Each Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

Each Investor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION)”

In addition, the Securities may contain a legend regarding affiliate status of the Investor, if applicable.

5.4 Information. Each Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and other information each Investor deemed material to making an informed investment decision regarding its purchase of the Securities which have been requested by each Investor. Each Investor acknowledges that Investor has reviewed the SEC Documents, which are available on the SEC’s website (www.sec.gov) at no charge to each Investor. Each Investor acknowledges that the Investor may retrieve all SEC Documents from such website and each Investor’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to each Investor. Each Investor and Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Each Investor understands that Investor’s investment in the Securities involves a high degree of risk. Each Investor is financially sophisticated sufficiently to evaluate the merits and risks of this investment. Each Investor has sought such accounting, legal, and tax advice as Investor has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Without limiting the foregoing, each Investor has carefully considered the potential risks relating to the Company and a purchase of the Securities, including those risks described in the SEC Documents, and Investor fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of each Investor’s entire investment.

5.5 No Governmental Review. Each Investor understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Investor and is a valid and binding agreement of the each Investor, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7 No General Solicitation. Each Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Each Investor represents that it has a relationship with the Company preceding the offering of the Securities.

5.8 Organization and Authority of Investor. Each Investor is an individual or is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation. Each Investor has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Investor of this Agreement, the performance by each Investor of its obligations hereunder, and the consummation by each Investor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Investor.

5.9 No Conflicts; Consents. The execution, delivery and performance by Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, limited liability company agreement, or other governing documents of Investor; (b) violate or conflict with any provision of any Law or Governmental Authority applicable to Investor; (c) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Investor is a party; or (d) require any consent, permit, Governmental Authority, filing or notice from, with or to any Governmental Authority; except, in the cases of clauses (b) and (c), where the violation, conflict, acceleration or failure to obtain consent or give notice would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby and, in the case of clause (d), where such consent, permit, Governmental Authority’s order, filing or notice which, in the aggregate, would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby.

5.10 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with Investor, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms, which terms include definitive pricing terms, of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares order to effect Short Sales or similar transactions in the future.

5.11 Independent Advice. Each Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to each Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in the Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.12 No Brokers or Finders. Neither Investor nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

5.13 Compliance with Laws. Any resale of the Initial Shares and/or the Pre-Funded Warrant Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The Investor will not offer to sell or sell the Securities in any jurisdiction unless the Investor obtains all required consents, if any. The Investor acknowledges that the Investor is familiar with Rule 144 and has been advised that Rule 144 permits resales only under certain circumstances. The Investor understands that to the extent that Rule 144 is not available, the Investor will be unable to sell any Initial Shares and/or the Pre-Funded Warrant Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

5.14 Reliance on Representations and Warranties. The Investor acknowledges that the Company is entitled to rely on the representations and warranties of the Investor set forth in this Agreement and will hold the Company harmless for any loss or damage that the Company may suffer as a result of any such representations are warranties not being true and correct.

5.15 Not a Broker-Dealer. The Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event the Investor is a member of FINRA, or associated or affiliated with a member of FINRA, the Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Initial Shares and/or the Pre-Funded Warrant Shares. As used herein, “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, its heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

5.16 Not an Underwriter. Such Investor is not an underwriter of the Securities, nor is it an Affiliate of an underwriter of the Securities.

5.17 Potential Loss of Investment; Risk Factors. The Investor understands that an investment in the Securities is highly speculative which involves a significant degree of risk and the potential loss of the Investor’s entire investment. The Investor has considered carefully and understands the risks associated with an investment in the Securities, including those risk factors contained in the SEC Reports.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and each of its subsidiaries (“Subsidiaries”) each hereby makes the following representations and warranties to each Investor as of the Effective Date and the Closing Date.

6.1 Organization. The Company has been duly incorporated and is validly existing as a domestic Company and is in good standing under the laws of Cayman Islands as of the date hereof, and each Subsidiary is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification.

6.2 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.

6.3 Capitalization. The capitalization of the Company as of the date hereof is as set forth on its most recently filed/furnished report under the Exchange Act, which shall also include the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on the SEC Documents, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and as set forth on the SEC Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share equivalents or shares of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Investors). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.

6.4 Valid Issuance of Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Ordinary Share conform in all material respects to all statements relating thereto contained in the SEC Documents. The offers and sales of the outstanding shares of Ordinary Share were at all relevant times either registered under the Securities Act and the applicable state securities or, based in part on the representations and warranties of the Investors of such shares, exempt from such registration requirements.

6.5 Authorization; Enforceability. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles.

6.6 No Conflicts. The execution, delivery and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s amended and restated Certificate of Incorporation (as the same may be amended or restated from time to time, the “Charter”) of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority as of the date hereof.

6.7 Valid Issuance. The Initial Shares being purchased by each Investor hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid; the Initial Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Initial Shares has been duly and validly taken. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid; the Pre-Funded Warrant Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Pre-Funded Warrant Shares has been duly and validly taken. The issuance and delivery of the Initial Shares and the Pre-Funded Warrants does not, and the exercise in full of the Pre-Funded Warrants and the issuance and delivery of the Pre-Funded Warrant Shares (as applicable) thereupon will not, (i) obligate the Company to offer to issue, or issue, Class A Ordinary Shares or other securities to any Person (other than the Investor) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (ii) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company. Assuming the accuracy of the representations and warranties of each Investor set forth in Article V above, the offer and sale by the Company of the Securities is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

6.8 Independent Registered Public Accounting Firm. To the knowledge of the Company, FORTUNE CPA, INC (the “Auditors”), whose reports are filed with the Commission as part of the SEC Documents, is a registered independent public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”) and is in good standing with the PCAOB as of the date hereof.

6.9 Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the SEC Documents are legal, valid and binding Obligations of the Company enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.10 No Violation or Default. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Authority, which would individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.11 Compliance with Laws. Except as disclosed in the SEC Documents and as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change, each of the Company and its Subsidiaries: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to Company’s business (“Applicable Laws”); (B) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any business operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), in each case to the extent of a Material Adverse Change.

6.12 No Material Adverse Change. Subsequent to the SEC Documents, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

6.13 Financial Statements. The financial statements included in the SEC Documents, including the notes thereto and supporting schedules included in the SEC Documents, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. GAAP, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by U.S. GAAP); and the supporting schedules included in the SEC Documents present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the SEC Documents under the Securities Act. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the SEC Documents have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Each of the SEC Documents discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the SEC Documents, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the SEC Documents as being a Subsidiary, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its Ordinary Shares or any other equity securities, (c) there has not been any change in the Ordinary Shares of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any stock compensation plan, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

6.14 Consents and Permits. Except as described in the SEC Documents, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to result in a Material Adverse Change.

6.15 Intellectual Property Rights. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change, the Company and each of its Subsidiaries own or possesses or have valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the SEC Documents. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the SEC Documents will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 6.15, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 6.15, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 6.15, reasonably be expected to result in a Material Adverse Change; and (E) to the knowledge of the Company, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. All material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the SEC Documents and are not described therein. The SEC Documents contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

6.16 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to each Investor, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

6.17 Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) to the extent required by the Exchange Act that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, the Company is not aware of any other material weaknesses in its internal controls. The Company’s Auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

6.18 Sarbanes-Oxley Compliance.

a. Disclosure Controls. Except as set forth in the SEC Documents, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

b. Compliance. The Company has been, and on the Closing Date, will be, in compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

6.19 No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries, which are expected to have a material adverse effect on the Company, exists or is, to the Company’s knowledge, imminent.

6.20 Investment Company Act. The Company is not and, will not be, either after receipt of payment for the Subscription Amount or after the application of the proceeds hereof, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

6.21 Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.

6.22 Compliance with OFAC. None of the Company and its Subsidiaries or any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority and the Company will not, directly or indirectly, use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

6.23 Employment Matters.

(a) The Company is not a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its employees. During the recent two fiscal years, there has not been, nor, to the Company’s knowledge, has there been any threat of, any strike, slowdown, work stoppage, picketing or other similar labor disruption or dispute affecting the Company.

(b) The Company is in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company. There are no actions against the Company pending, or to the Company’s knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitral tribunal in connection with the employment or termination of employment of any current or former employee of the Company, including, without limitation, any action relating to unfair labor practices, employment discrimination, harassment, retaliation, leave, accommodation, minimum wages, overtime compensation, hazardous work conditions, equal pay or any other hiring, employment or employment termination related matter arising under applicable Laws.

(c) The representations and warranties set forth in this Section 6.23 are the Company’s sole and exclusive representations and warranties regarding employment matters.

6.24 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated under this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided Investor or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Company’s public filings. The Company understands and confirms that Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and believes, to its best knowledge, that Investor does not make or have made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section V hereof.

6.25 No Integrated Offering. Assuming the accuracy of Investor’s representations and warranties set forth in Section V, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act that would require the registration of the Securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

6.26 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

6.27 No Brokers or Finders. None of the Company or any of its Subsidiaries has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by any of the Transaction Documents whose fees the Investors would be required to pay.

6.28 Bad Actor Disqualification. None of the Company, any predecessor or affiliated issuer of the Company nor, to the Company’s knowledge, any director or executive officer of the Company or any promoter connected with the Company in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the 1933 Act, except for a disqualification event covered by Rule 506(d)(2) or (d)(3). The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the 1933 Act.

ARTICLE VII
COVENANTS

7.1 Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions as provided in Articles VIII and IX of this Agreement prior to the Closing Date.

7.2 Affirmative Covenants.

(a) Reporting Status; Listing. Until the earlier of one (1) year from the date hereof or when the Initial Shares and/or the Pre-Funded Warrant Shares are no longer registered in the names of each Investor on the books and records of the Company, the Company shall make reasonable best efforts to: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, if not otherwise publicly available, to provide a copy thereof to an Investor upon request; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination unless in connection with a Sale Event (as defined below); (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any of the Initial Shares and/or the Pre-Funded Warrant Shares upon the Principal Trading Market (subject to official notice of issuance) and, take all action under its control to maintain the continued listing, quotation and trading of its Class A Ordinary Shares on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, FINRA, and such other Governmental Authorities, as applicable.

7.3 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Initial Shares or the Pre-Funded Warrant Shares by the Investors pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investors by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Investor, provided that the Company has timely received from the Investors customary representations and other documentation reasonably acceptable to the Company in connection therewith.

(b) Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Initial Shares or the Pre-Funded Warrant Shares (i) have been sold under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144; or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 7.3(b) and as soon as reasonably practicable following any request therefor from the Investors accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

7.4 Form D; Blue Sky Laws. If applicable, the Company agrees to file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investor at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1 Each Investor shall have executed this Agreement, and delivered it to the Company.

8.2 Each Investor shall have paid the purchase price to the Company in accordance with the terms and conditions set forth in Section 4.3 above.

8.3 Each Investor’s representations and warranties shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Investor at or prior to the applicable Closing Date.

8.4 The Company shall have obtained all governmental, regulatory or third-party consents and approvals necessary for the sale of the Securities.

8.5 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

8.6 Trading in the Class A Ordinary Shares shall not have been suspended by the SEC or any Principal Trading Market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement.

ARTICLE IX

CONDITIONS PRECEDENT TO EACH INVESTOR’S OBLIGATIONS TO PURCHASE

The obligation of each Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for each Investor’s sole benefit and may be waived by each Investor at any time in its sole discretion:

9.1 The Company shall have executed this Agreement and delivered the same to each Investor.

9.2 The representations and warranties of the Company and each of the Subsidiaries shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and each of the Subsidiaries shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and the Subsidiaries at or prior to the Closing Date.

9.3 No event shall have occurred which could reasonably be expected to result in a Material Adverse Change.

9.4 On the Closing Date, the Company shall have delivered all the deliverables set forth in Section 4.4(a) to the other parties.

ARTICLE X
TERMINATION

10.1 Termination. The obligations of the Company, on one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(a) Upon the mutual written consent of the Company and all the Investors;

(b) By the Company if the Closing has not occurred on or prior to the Closing Date; or

(c) By either the Company or any Investor (with respect to itself only) if the other party breaches any of its representations, warranties, covenants, or agreements contained in this Agreement or the other Transaction Documents, provided that the terminating party has not breached the Agreement and other Transaction Documents.

10.2 Consequences of Termination. Nothing in Article X of this Agreement shall release any party from any liability for breach by such party of the terms and provisions of this Agreement.

ARTICLE XI
INDEMNIFICATION

11.1 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

11.2 Indemnification by the Company. Subject to the other terms and conditions of this Article XI, from and after the Closing, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (unless such action is solely based upon a material breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such shareholder or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to each Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

11.3 Indemnification by Investor. Subject to the other terms and conditions of this Article XI, from and after the Closing, Investor shall indemnify the Company against, and shall hold the Company harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Company based upon, arising out of or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Investor contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Investor pursuant to this Agreement.

11.4 Certain Limitations. The indemnification provided for in Sections 11.2 and 11.3 shall be subject to the following limitations:

(a) The aggregate amount of all Losses for which a party shall be liable pursuant to this Article XI shall not exceed the proceeds actually received under this Agreement.

(b) In no event shall any party be liable to any other party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c) Payments by a party pursuant to this Article XI in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the indemnified party in respect of any such claim. The indemnified party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d) Each indemnified party shall take all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

ARTICLE XII
MISCELLANEOUS

12.1 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their electronic mail address or address as set forth below, or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 12.1.

If to the Company, to:	Room 2009, Building A, Times Fortune World, No.1 Hangfeng Road, Fengtai District, Beijing, China 100070
Attn:	Jiaqi Hu
Email:	hujiaqi12@126.com
If to each Investor, to:	each Investor based on the information set forth on the signature page to this Agreement attached hereto

12.2 Entire Agreement. This Agreement, including the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein; provided, however, except as explicitly stated herein, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements each Investor has entered into with, or any instruments each Investor has received from, the Company prior to the date hereof with respect to any prior investment made by each Investor in the Company or (ii) waive, alter, modify or amend in any respect any Obligations of the Company, or any rights of or benefits to each Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and each Investor, or any instruments each Investor received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

12.3 Successors and Assigns. This Agreement, and any and all rights, duties and Obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of each Investor. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

12.4 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

12.5 Amendment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Investor.

12.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

12.7 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

12.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

12.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth in Section 12.1 above and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude each Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to each Investor, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of each Investor. THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

12.11 Survival. The representations and warranties contained herein shall survive the Closing.

12.12 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

12.13 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

12.14 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12.15 Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of each Investor to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement. The Company covenants to each Investor that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by each Investor and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Investor of this Agreement shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary, and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to each Investor that is requested by each Investor to enable each Investor to confirm the Company’s compliance with the terms and conditions of this Agreement. The issuance of shares and certificates for shares as contemplated hereby upon Closing shall be made without charge to each Investor or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than each Investor or its agent on its behalf.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

Julong Holding Limited

a Cayman Islands exempted company limited by shares

By:	/s/ Jiaqi Hu
Name :	Jiaqi Hu
Title:	Chairman of the Board of Directors Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: ______________________________________________

Address for Notice to Investor:

Address for Delivery of Securities to Investor (if not same as address for notice):

Subscription Amount: $__________

Initial Shares: __________ Class A Ordinary Shares

Pre-Funded Warrants: __________ to purchase up to __________ Class A Ordinary Shares

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

ACCREDITED INVESTOR REPRESENTATIONS

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______	I have an individual net worth, or joint net worth with my spouse, as of the date hereof in excess of $1 million. For purposes of calculating net worth under this category, (i) the undersigned’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the undersigned’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability, (iii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iv) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Initial _______	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of the Company.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or any organization described in Section 501(c)(3) of the Internal Revenue Code, Massachusetts or similar business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Subscription Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

Initial _______	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

Initial _______	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Initial _______	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

EXHIBIT B

SCHEDULE OF SUBSCRIPTION

Investor Name	Subscribed Initial Shares	Subscription Price Per Share	Subscribed Pre-Funded Warrants	Subscription Price Per Pre-Funded Warrant (Exclusive of Exercise Price)	Subscription Amount

EXHIBIT C

FORM OF PRE-FUNDED WARRANT